UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 28, 2011
Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045
(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On October 28, 2011, Hospira, Inc. (the “Company”) entered into a Credit Agreement and Guaranty (the “Credit Agreement”) with a group of lenders identified in the Credit Agreement, including Citibank, N.A., which acts as Administrative Agent. The Credit Agreement is included as Exhibit 10.1 and is hereby incorporated by reference into this Item 1.01. The description herein is qualified in its entirety by the Credit Agreement. Under the Credit Agreement, the initial aggregate amount of the lenders’ commitments is $1,000,000,000, and the Company may, at its option, seek to increase the total commitments from time to time by an aggregate amount of up to $300,000,000 (resulting in maximum total commitments of $1,300,000,000).

The Credit Agreement replaces the $700,000,000 revolving credit agreement, dated as of October 14, 2009, which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 16, 2009. The Company did not incur any penalties in connection with the termination of the previous credit agreement. Except as described herein, the Credit Agreement is substantially similar to the Company’s previous credit agreement.

The Credit Agreement permits loans to the Company and, subject to specified criteria, foreign subsidiaries of the Company. The Company intends to use the proceeds of any revolving loans for general corporate purposes. The Credit Agreement also permits the issuance of letters of credit on behalf of the Company in amounts up to $200,000,000, with any such letters of credit reducing the total amount available for loans under the Credit Agreement. The Credit Agreement is unsecured and repayable on maturity on October 28, 2016. If there are any borrowings by Company subsidiaries, those borrowings will be guaranteed by the Company.

Loans under the Credit Agreement bear interest at either LIBOR or base rate plus, in each case, a spread determined by the Company’s credit rating.  In addition, the Company is required to pay certain fees under the Credit Agreement, including facility fees and letter of credit fees.

The Credit Agreement contains customary covenants, including, without limitation, covenants limiting liens, subsidiary indebtedness, substantial assets sales and mergers. Most of these restrictions are subject to thresholds and exceptions. The Credit Agreement also contains a financial covenant that requires the Company to maintain a maximum leverage ratio of 3.50:1. The Credit Agreement has customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, bankruptcy or insolvency proceedings, change of control, and cross-default to other debt agreements.

The Company had no outstanding borrowings under its previous credit agreement, and has no borrowings under the Credit Agreement.

Item 1.02                                             Termination of a Material Definitive Agreement

The disclosure included in Item 1.01 hereof is incorporated by reference into this Item 1.02.

Item 2.03                                             Creation of a Direct Financial Obligation

The disclosure included in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 9.01                                             Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement and Guaranty, dated October 28, 2011, between Hospira, Inc., certain Lenders and Citibank, N.A. as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned  hereunto duly authorized.

HOSPIRA, INC.

Date: November 1, 2011	/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Credit Agreement and Guaranty, dated October 28, 2011, between Hospira Inc., certain Lenders and Citibank, N.A. as Administrative Agent.